UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2012

Xenonics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-32469	84-1433854
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3186 Lionshead Avenue, Carlsbad, California		92010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 477-8900

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On November 14, 2012, we held our Annual Meeting of Shareholders at the Company’s office located at 3186 Lionshead Avenue, Carlsbad, CA 92010. At the meeting the holders of our outstanding common stock acted on the following matters:

(1)	The shareholders elected on a cumulative voting basis the following 4 directors, each to serve for a term of one year. Each nominee received the following votes:

Name of Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Alan P. Magerman	5,765,790	51,194	446,141	16,082,077
Jeffrey P. Kennedy	5,759,389	57,595	446,141	16,082,077
Allen K. Fox	5,816,984	-0-	446,141	16,082,077
Brad J. Shapiro	5,816,984	-0-	446,141	16,082,077

(2)	The shareholders voted for the ratification of the appointment of SingerLewak LLP as our independent auditors for our fiscal year ending September 30, 2012. Votes cast were as follows:

Votes For	21,227,582
Votes Against	932,043
Abstain	185,577
Broker Non-Votes	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenonics Holdings, Inc.

November 14, 2012	By:	/s/ Richard S. Kay
Name: Richard S. Kay
Title: Chief Financial Officer